FORM 8-K

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


Date of Report (Date of earliest event reported) December 29, 1995


                   GARMENT CAPITOL ASSOCIATES
     (Exact name of registrant as specified in its charter)


New York Partnership       0-768                 13-6083208
(State or other            (Commission File      (I.R.S. Employer
jurisdiction of            Number)               Identification No.)
incorporation)


          60 East 42nd Street, New York, New York 10165
            (Address of principal executive offices)
                           (Zip Code)


                         (212) 687-8700
      (Registrant's telephone number, including area code)


                               N/A
 (Former name, former address and formal fiscal year, if changed
since last                   report)


Item 5.   Other Events

          Registrant is the fee owner of the Garment Capitol Building and the underlying land (the "Property"), located at 498 Seventh Avenue, New York, New York. Until December 29, 1995, Registrant net leased the Property to 498 Seventh Avenue Associates, a New York partnership (the "Original Lessee"), pursuant to a long-term net operating lease (the "Net Operating Lease").

          Effective as of December 29, 1995, the Original Lessee, in accordance with the terms of the Net Operating Lease, assigned its leasehold estate in the Property to 4987 Corporation, a New York corporation (the "New Lessee"). The New Lessee assumed the obligations of the lessee under the Net Operating Lease as of that date.

          In January 1996, the New Lessee paid to Registrant the monthly installment of basic rent under the Net Operating Lease, but failed to pay to the City of New York real estate taxes and assessments as required pursuant to the Net Operating Lease in the amount of $965,875. Registrant has been advised that the shareholders of the New Lessee have reached an agreement in principle, subject to documentation, with Apple Bank for Savings, the fee mortgagee (the "Bank"), to provide a guarantee of payment of real estate taxes in exchange for the forbearance by the Bank from exercising its rights and remedies under the fee mortgage based on the non-payment of real estate taxes when due. The Bank has taken no action pending documentation of the agreement.

          Registrant is assessing its rights and options in connection with the Property and under the Net Operating Lease and following closely the progress of the documentation of the agreement with the Bank.


                            SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

          The individual signing this report on behalf of Registrant is Attorney-in-Fact for Registrant and each of the Partners in Registrant, pursuant to Powers of Attorney, dated March 30, 1989 (the "Power").

GARMENT CAPITOL ASSOCIATES
(Registrant)



By: /s/ Stanley Katzman
    Stanley Katzman, Attorney-in-Fact


Date:  February 14, 1996


          Pursuant to the requirements of the Securities Exchange
Act of 1934, this report has been signed by the undersigned as Attorney-in-Fact for each of the Partners in Registrant, pursuant to the Power, on behalf of Registrant and as a Partner in Registrant on the date indicated.


By: /s/ Stanley Katzman
    Stanley Katzman, Attorney-in-Fact*


Date:  February 14, 1996